SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 22, 2015

Umatrin Holding Limited

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

DELAWARE	333-153261	87-0814235
(STATE OF INCORPORATION FOR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

No.32, Jalan Radin Bagus 3, Bandar Baru Seri Petaling, 57000 Kuala Lumpur, Malaysia

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

866.874.4888

(ISSUER TELEPHONE NUMBER)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

FORWARD LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

Item 5.02 Resignation of Director and Principal Officer

Effective August 22, 2015, Michael Zahorik has resigned as officer and director of the Company.

Any changes are not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 8.01 Other Events (deemed important to Security Owners)

(a) Address of principal executive offices shall be:

No.32, Jalan Radin Bagus 3, Bandar Baru Seri Petaling, 57000 Kuala Lumpur, Malaysia.

(b) Issuer Telephone Number shall be: 866.874.4888

Item 9.01 Financial Statement and Exhibits

(a)	Financial Statements of Business Acquired.
Not applicable.
(b)	Pro Forma Financial Information.
Not applicable.
(c)	Other Exhibits.
Not applicable.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 26, 2015	By:	/s/ Dato Sri Warren Eu
Dato Sri Warren Eu